EXHIBIT 10.3

STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 3, 2013, by and among Mohawk Industries, Inc., a Delaware corporation (the “Parent”), LuxELIT S.á r.l., a Luxembourg limited liability company (“LuxELIT") and Finceramica S.p.A., an Italian corporation (“Finceramica” and together with LuxELIT the “Sellers” and each a “Seller”).

R E C I T A L S

WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement dated as of December 20, 2012 (as may be amended, the “Purchase Agreement”), by and among the Parent, Mohawk International Holdings (DE) Corporation, a wholly-owned subsidiary of the Parent (“Purchaser”), and Sellers, the Purchaser shall purchase from the Sellers all of the issued share capital (the “Shares”) of Fintiles S.p.A, an Italian corporation (società per azioni) with registered address at via B. Telesio 2, Milan (Italy), registered with the Companies Register of Milan at no. 06187460966 (the “Acquisition”), with a portion of the consideration therefore being the Sellers’ receipt of shares of the $0.01 par value common stock of the Parent (the “Parent Common Stock”);

WHEREAS, the Parent has agreed, as a condition precedent to Sellers’ obligations under the Purchase Agreement, to grant the Sellers certain registration rights; and

WHEREAS, pursuant to Section 7.11 of the Purchase Agreement, LuxELIT (or, if applicable, its successor as selected pursuant to Section 7.11 of the Purchase Agreement, the “Seller Representative”) is each Seller's true and lawful attorney-in-fact for purposes of this Agreement (and, by execution of a joinder to this Agreement, each Permitted Transferee shall accept Seller Representative as its true and lawful attorney-in-fact for purposes of this Agreement); and

WHEREAS, the Parent and the Sellers desire to define such registration rights on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

1.    DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

“Effective Date” means the date on which the Acquisition is consummated;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Excluded Shares” means no more than that number of shares (rounded up to the nearest whole share) equal to 7.5% of the Mohawk Common Stock issued in connection with the Acquisition.

“Lock-up Party” means the Sellers and their Permitted Transferees, provided that, for the avoidance of doubt, if either or both of Private Equity Partners Fund IV (“PEP IV”) or Private Equity Partners SpA (“PEP SpA”) becomes a Permitted Transferee, it shall not be a Lock-up Party with respect to the Excluded Shares (provided, that if PEP IV or PEP SpA holds any Registrable Securities which are not Excluded Shares, then PEP IV or PEP SpA, as the case may be, shall be a Lock-up Party with respect to, but only with respect to, such other Registrable Securities).

“Permitted Transferee” means those Persons listed on Schedule 1 to this Agreement to the extent that such transferee executes a joinder to this Agreement substantially in the form of Exhibit A hereto.

“Person” means any individual, firm, corporation (wherever incorporated), partnership, limited liability company, joint venture, trust, association, organization, governmental authority, works council or employee representative body (whether or not having separate legal personality) or any other entity;

“register”, “registered” and “registration” means a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration, ordering of or automatic effectiveness of such registration statement;

“Registrable Securities” means (A) the shares of Parent Common Stock issued to the Investors under the Purchase Agreement, and (B) any securities of the Parent issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Parent Common Stock referred to in clause (A); provided, that Registrable Securities shall not include such securities as are actually sold pursuant to (i) a registration statement with respect to the sale of such securities that has become effective under the Securities Act, or (ii) Rule 144 (or any successor provision thereto) under the Securities Act (“Rule 144”);

“Registration Expenses” means all expenses incurred by the Parent in compliance with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Parent, fees and disbursements for any transfer agent for the Registrable Securities, printing expenses, blue sky fees and expenses (but excluding the compensation of regular employees of the Parent, which shall be paid in any event by the Parent);

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder; and

“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Sellers and, if applicable, their respective Permitted Transferees.

2.    LOCK-UP; RESTRICTIONS ON TRANSFER

(a)No Lock-up Party shall effect any transfer, sale or distribution or make any short sale of, or loan of, any Parent Common Stock received by a Seller pursuant to the Purchase Agreement (collectively, the “Lock-up Shares”) from the Effective Date until the date that is the earlier of (i) the date as the Parent shall agree and (ii) (A) 90 days following the Effective Date, with respect to 50 percent of the Lock-up Shares received by the applicable Seller and (B) 180 days following the Effective Date, with respect to the remaining Lock-up Shares received by such applicable Seller (each a “Lock-up Period”); provided that, notwithstanding the foregoing, the Sellers may transfer all or a portion of the Lock-up Shares to a Permitted Transferee (which Permitted Transferee shall, if applicable, become a Lock-up Party upon executing a joinder to this Agreement substantially in the form of Exhibit A hereto) during the Lock-Up Period; provided, further, that the Excluded Shares shall in no event be considered Lock-up Shares.

(b)    Following the applicable Lock-up Period and prior to any proposed transfer of any Registrable Securities (other than (x) under the circumstances described in Section 3 hereof and (y) with respect to Registrable Securities that no longer bear the restrictive legend set forth in Section 2(c) hereof), the applicable Seller shall give written notice to the Parent of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, with respect to transfers of Registrable Securities pursuant to an exemption from registration under the Securities Act, if requested by the Parent, shall be accompanied by an opinion of counsel reasonably satisfactory to the Parent (it being understood that Skadden, Arps, Slate, Meagher & Flom LLP shall be acceptable to render such opinion) to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Seller shall be entitled to transfer the Registrable Securities in accordance with the terms of its notice. Each certificate or instrument evidencing transferred Registrable Securities shall bear the legend set forth in Section 2(c), except that any such certificate or instrument shall not bear such legend if (i) such transfer is made pursuant to an effective registration statement, (ii) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting the resale of Registrable Securities without registration under the Securities Act) or (iii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee that is not an Affiliate of the Parent would be entitled to transfer such Registrable Securities in a public sale without registration under the Securities Act.

(c)    Subject to the foregoing, each certificate evidencing Registrable Securities issued in connection with the Acquisition (“Restricted Shares”) shall bear a legend in substantially the following form:

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS CONTAINED IN THAT CERTAIN STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT DATED APRIL 3, 2013. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(d)    In the event that any Restricted Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Parent shall, upon the written request of the Seller, issue to such Seller one or more new certificates evidencing such shares without the legend required by Section 2(c) hereof endorsed thereon.

3.    REGISTRATION RIGHTS

(a)    Shelf Registration.

(i)    The Parent has filed a “shelf” registration statement on Form S-3 relating to delayed or continuous offerings pursuant to Rule 415 under the Securities Act, which registration statement became automatically effective upon the filing thereof (the “Shelf Registration”). As promptly as practicable, but in no event more than 10 days, following the Effective Date, the Parent shall file a supplement to the prospectus that forms a part of the Registration Statement (the “Base Prospectus”) providing for the resale, subject to Section 3(a)(iv) hereof, from time to time by each of the Sellers and any Permitted Transferee of the Registrable Securities which prospectus supplement (such prospectus supplement and the Base Prospectus together, the “Prospectus”) shall name each of the Sellers and each person identified as a Permitted Transferee as selling securityholders of the Registrable Securities, in such a manner as to permit each of the Sellers and each Permitted Transferee to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable law. The Parent shall, subject to Section 3(g) hereof, use its reasonable best efforts to keep the Shelf Registration continuously effective until February 28, 2015 (or, in the event that the Parent renews the Shelf Registration, April 3, 2016) in order to permit the Prospectus to be usable by Holders during such period (the “Effectiveness Period”).

(ii)    If, for any reason, at any time during the Effectiveness Period the Shelf Registration ceases to be effective under the Securities Act, or ceases to be usable for the purposes contemplated hereunder, then the Parent shall use its reasonable best efforts to promptly cause the Shelf Registration to become effective or usable under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall, as promptly as reasonably practicable, (A) amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration or (B) file an additional registration statement or prospectus supplement to a prospectus contained in an existing automatic shelf registration statement, as applicable (a “Subsequent Shelf Registration”), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 registering the resale from time to time by the Sellers of all Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed and such

Subsequent Shelf Registration is not an automatic shelf registration statement or a prospectus supplement to a prospectus contained in an existing automatic shelf registration statement, the Parent shall use its commercially reasonable efforts to cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the date that is one hundred eighty (180) days following the date that such Subsequent Shelf Registration is required to be filed with the Commission. The Parent shall use its reasonable best efforts to keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective under the Securities Act from the date the Subsequent Shelf Registration is declared effective until the end of the Effectiveness Period. Subject to Section 3(a)(iv) hereof, each such Subsequent Shelf Registration, if any, shall provide for the registration of such Registrable Securities for resale by each of the Sellers (and, if applicable, any Permitted Transferee) in accordance with any reasonable method of distribution elected by a Seller (and, if applicable, any Permitted Transferee).

(iii)    The Parent shall supplement and amend the Shelf Registration and any Subsequent Shelf Registration, as the case may be, if required by the rules, regulations or instructions applicable to the registration form used by the Parent for such Shelf Registration or Subsequent Shelf Registration, if required by the Securities Act or, if necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as reasonably requested by one or more Sellers or any Permitted Transferee.

(iv)    Notwithstanding anything to the contrary in this Agreement, the Parent shall not be obligated to file or cause to be filed any Prospectus, including any prospectus included in a Subsequent Shelf Registration, that provides for the resale of Registrable Securities by means of an underwritten offering.

(b)    Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not already effective or it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by the Parent, and all Selling Expenses shall be borne by the Seller (or, if applicable, their Permitted Transferee) incurring such expense severally and not jointly.

(c)    Registration Procedures. Subject to Section 3(a)(iv) hereof, the Parent shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with each Seller’s (and, if applicable, each Permitted Transferee’s) intended methods of disposition thereof, and pursuant thereto the Parent shall, at its expense and as expeditiously as possible:
(i)    furnish to each Seller (and, if applicable, any Permitted Transferee) such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Sellers (and, if applicable, any Permitted Transferee) from time to time may reasonably request; and
(ii)    notify the Sellers (and, if applicable, any Permitted Transferee), at any time during the Effectiveness Period of the occurrence of any event as a result of which any prospectus relating to the sale of Registrable Securities contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any Seller (and, if applicable, any Permitted Transferee), the Parent shall prepare a supplement or amendment to such prospectus so that, as thereafter supplemented and/or amended, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
(iii)    use its reasonable best efforts to maintain the listing of the Registrable Securities on the New York Stock Exchange;
(iv)    cause management of the Parent to cooperate reasonably with each of the Sellers (and, if applicable, each Permitted Transferee) with respect to significant placements of Registrable Securities, including by participating in one-on-one meetings with institutional investors and responding to reasonable requests for information; and
(v)    promptly notify each of the Sellers (and, if applicable, any Permitted Transferee):
(A)    when any registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to any registration statement relating to the resale of Registrable Securities has been filed and, with respect to any such registration statement or any post-effective amendment, when the same has become effective;
(B)    of any written request by the Commission for amendments or supplements to any registration statement or any prospectus relating to the resale of Registrable Securities or of any inquiry by the Commission relating to any such registration statement or the Parent’s status as a well-known seasoned issuer; and
(C)    of the notification to the Parent by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the resale of Registrable Securities.
(d)    The Parent represents and warrants that no registration statement (including any amendments or supplements thereto and prospectuses contained therein) relating to the resale of Registrable Securities shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Parent makes no representation or warranty with respect to information relating to the Sellers (and, if applicable, any Permitted Transferee) furnished to the Parent by or on behalf of the Sellers (and, if applicable, any Permitted Transferee) specifically for use therein).

(e)    Indemnification.
(i)    The Parent will indemnify each of the Sellers (and, if applicable, their respective Permitted Transferees), as applicable, each of its officers, directors, members and partners, and each person controlling each of the Sellers (and, if applicable, their respective Permitted Transferees), with respect to any registration which has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Parent of the Securities Act or the Exchange Act or relating to action or inaction required of the Parent in connection with any such registration, qualification or compliance, and will reimburse each of the Sellers (and, if applicable, their respective Permitted Transferees), and each of their respective officers, directors, members and partners, and each person controlling each of the Sellers (and, if applicable, their respective Permitted Transferees), for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Parent by the Sellers (and, if applicable, their respective Permitted Transferees) and stated to be specifically for use therein.
(ii)    Each of the Sellers (and, if applicable, their respective Permitted Transferees), severally and not jointly, will, if Registrable Securities held by it are included in the securities as to which any registration, qualification or compliance is being effected, indemnify the Parent, each of its directors and officers, and each person who controls the Parent, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Seller (and, if applicable, any Permitted Transferee), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Seller (and, if applicable, such Permitted Transferee) therein not misleading, and will reimburse the Parent and such directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Parent by such Seller (and, if applicable, such Permitted Transferee) and stated to be specifically for use therein; provided, however, that the obligations of each of the Sellers (and, if applicable, their respective Permitted Transferees) hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds actually received by such Seller for securities sold as contemplated herein pursuant to such registration.
(iii)    Each party entitled to indemnification under this Section 3(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties (in addition to any local counsel) shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3(e) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
(iv)    If the indemnification provided for in this Section 3(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parent and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 3(e)(iv) were determined by pro rata allocation (even if the Sellers and their respective Permitted Transferees were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above.
(v)    The foregoing indemnity agreement of the Parent and Sellers is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus that is on file with the Commission at the time of a sale of Registrable Securities (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any Seller (but only if such Seller was required to deliver such Final Prospectus) if a copy of such Final Prospectus was furnished to such Seller prior to the time of sale of such Registrable Securities and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(f)    Information by the Sellers. Each of the Sellers (and, if applicable, their respective Permitted Transferees) holding securities included in any registration shall furnish to the Parent such information regarding such Seller (and, if applicable, such Permitted Transferee) and the distribution proposed by such Seller or Permitted Transferee as the Parent may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.
(g)    Holdback Agreement; Postponement. Notwithstanding the provisions of Section 3(a), if the Board of Directors of the Parent determines in good faith that it is in the best interests of the Parent (i) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Parent or (ii) for any purpose, to suspend the registration rights set forth herein, the Parent may, by notice to the Seller Representative in accordance with Section 6(a) (a “Suspension Notice”), suspend the rights of the Sellers (and, if applicable, their respective Permitted Transferees) to make sales pursuant to the applicable Shelf Registration or Subsequent Shelf Registration, as the case may be, for such a period of time as the Board of Directors may reasonably determine; provided that such periods of suspension may not exceed 60 days in the aggregate during any period of 12 consecutive months. If the Parent shall deliver to the Sellers (and, if applicable, their respective Permitted Transferees) any Suspension Notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the delivery of such Suspension Notice to and including the date the Seller (and, if applicable, their respective Permitted Transferees) is advised by the Parent that such suspension has ended.
(h)    Assignment. The registration rights set forth in Section 3 hereof may not be assigned, in whole or in part, by any Seller other than, if applicable, to Permitted Transferees who execute a joinder to this Agreement substantially in the form of Exhibit A hereto. Any assignment to the contrary shall be null and void.
4.    RULE 144 REPORTING
With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Parent agrees that it will:
(a)    make and keep current public information available (as those terms are understood and defined in Rule 144) at all times;
(b)    use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act; and
(c)    so long as there are outstanding any Registrable Securities, furnish to each Seller (and, if applicable, each Permitted Transferee), upon request, a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Parent, and such other reports and documents so filed as such Seller may reasonably request in availing itself of any rule or regulation of the Commission allowing such Seller (and, if applicable, such Permitted Transferee) to sell any such securities without registration.

5.    INTERPRETATION OF THIS AGREEMENT
(a)    Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
(b)    Generally. In this Agreement, unless the context otherwise requires: (i) headings do not affect the interpretation of this Agreement; (ii) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and (iii) the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.
6.    MISCELLANEOUS
(a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing in English and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by facsimile (receipt confirmed), one (1) business day after the date when sent to the recipient by reputable overnight express courier services (charges prepaid) or three (3) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent the Parent and the Seller Representative at the addresses indicated below:
If to Seller Representative, to:
LuxELIT S.à r.l.
282, Route de Longwy L – 1940
Luxembourg
Fax: (+352) 26 86 81 86
Attention: Board of Managers

If to the Parent:
Mohawk Industries, Inc.
P.O. Box 12069
160 South Industrial Boulevard
Calhoun, GA 30702
Fax: 706-624-2483
Attention: James T. Lucke

(b)Entire Agreement. This Agreement sets forth the entire agreement among the parties in respect of the subject matter hereof. No party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking relating to the subject matter hereof which is not expressly set forth in this Agreement.

(c)Waivers. No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.
(d)Counterparts. This Agreement may be executed in any number of separate counterparts (including by means of facsimile), each of which is an original but all of which taken together shall constitute one and the same instrument.
(e)Amendments. No amendment to this Agreement shall be valid unless it is in writing and duly executed by the Parent and Seller Representative.
(f)Severability. Each of the provisions of this Agreement is severable. If any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.
(g)Third Party Beneficiaries. A person who is not a party to this Agreement shall have no right to enforce any of its terms and this Agreement is not intended to give any Person other than the parties hereto and their permitted assigns any rights hereunder.
(h)Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE PROPOSED TRANSACTION AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER OR RELATED IN ANY WAY TO THE FOREGOING, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(i)Dispute Resolution. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW CASTLE COUNTY, DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN THE STATE AND FEDERAL COURTS SITTING IN NEW CASTLE COUNTY, DELAWARE. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON

ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 6(a). NOTHING IN THIS SECTION 6(i). HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.
EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SELLERS:
LUXELIT S.À R.L.

By:	/s/ Eddy Perrier _______________ Name: Eddy Perrier Title: Attorney
FINCERAMICA S.P.A.
By: /s/ Rosaria Marazzi
Name: Rosaria Marazzi
Title: Chairperson

PARENT:

MOHAWK INDUSTRIES, INC.

By: /s/ Frank H. Boykin__________________ Name: Frank H. Boykin	Title: Chief Financial Officer

Exhibit A

JOINDER AGREEMENT
WHEREAS, simultaneously with the execution of this Joinder Agreement (this “Agreement”), [•] (the “Acquiror”) is acquiring from [•], [•] shares of common stock, par value $0.01 per share (the “Parent Common Shares”), of [•], a Delaware corporation (the “Parent”);
WHEREAS, as a condition to the acquisition of the Parent Common Shares, the Acquiror has agreed, upon the acquisition of the Parent Common Shares, to join that certain Stock Restriction and Registration Rights Agreement, dated as of [•], 2012 (the “Registration Agreement”), among the Parent, LuxELIT and Finceramica;
WHEREAS, Acquiror understands that the execution of this Agreement is a condition precedent to the acquisition of the Parent Common Shares; and
WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Registration Agreement.
NOW, THEREFORE, as an inducement to the transferor of the Parent Common Shares and pursuant to Sections 2(a) and 3(h) of the Registration Agreement, the parties agree as follows:
1. [•] hereby agrees that, immediately upon its acquisition of Parent Common Shares, it shall automatically join in the Registration Agreement , and shall thereafter be bound by the terms and provisions and receive the benefits of the Registration Agreement with respect to the Parent Common Shares as fully as if it were an initial signatory thereto, and shall be deemed to be a “Permitted Transferee” and a “Seller” for all purposes thereunder.
2.Acquiror accepts Seller Representative as its true and lawful attorney-in-fact for purposes of this Agreement and the Registration Agreement. Seller Representative shall be a third party beneficiary of this paragraph 2.
3.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and Acquiror shall be subject to the provisions of Sections 6(h) and (i) of the Registration Agreement with respect to any dispute arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement this ____ day of _______________ .
[ACQUIROR]
By:

By:

    Name:

    Title:

Address:

LEGAL02/33798187v2

Accepted:
MOHAWK INDUSTRIES, INC.
By:_________________________________
Name:
Title:

LEGAL02/33798187v2    - 16 -

Schedule I

Permitted Transferees

1.	P4 Sub L.P. 1

2.	Permira IV L.P.2

3.	Permira Investments Limited

4.	P4 Co-Investment L.P.

5.	Private Equity Partners Fund IV

6.	Private Equity Partners SpA

7.	Simon Fiduciaria

8.	Rosaria Marazzi

9.	Carolina Marazzi

10.	Emanuela Marazzi

LEGAL02/33798187v2    - 17 -